                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                            New York, New York 10019
                                 (212) 373-3000

                                 April 12, 2006

Clarke American Corp.
10931 Laureate Drive
San Antonio, TX 78249

Ladies and Gentlemen:

     We have acted as United States federal income tax counsel for Clarke
American Corp. (the "Company") in connection with the offer to exchange
$175,000,000 aggregate principal amount of 11 3/4% Senior Notes due 2013 (the
"Exchange Notes"), for the same aggregate principal amount of substantially identical 11 3/4% Senior Notes due 2013 that were issued by the Company pursuant to the Offering Memorandum dated as of December 8, 2005 (the "Initial Notes") in an offering that was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

     We have been requested to render our opinion as to certain tax matters in connection with the Registration Statement on Form S-4 (the "Registration
Statement"), relating to the registration by the Company of the Exchange Notes to be offered in the Exchange Offer, filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the rules and regulations of the Commission promulgated thereunder (the
"Rules"). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

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     In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by the Company of each document to which it is a party and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party's certificate or instrument of formation and by-laws or the laws of such party's jurisdiction of organization, (iv) that each such agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (vi) the transactions provided for by each agreement were and will be carried out in accordance with their terms.

     The opinion set forth below is limited to the Internal Revenue Code of
1986, as amended, administrative rulings, judicial decisions, treasury regulations and other applicable authorities, all as in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any such change could affect the continuing validity of the opinion set forth below.

     The opinion set forth herein has no binding effect on the United States
Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

     Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the statements set forth under the caption "Certain United States Federal Tax Considerations" in the Registration
Statement are an accurate general description of the United States federal income tax consequences described therein. Such statements do not, however, purport to discuss all United States federal income tax consequences and are limited to those United States federal income tax consequences specifically discussed therein and subject to the qualifications set forth therein.

     In giving the foregoing opinion, we express no opinion other than as to the federal income tax laws of the United States of America.

     Furthermore, in rendering our opinion, we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

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     We are furnishing this letter in our capacity as United States federal income tax counsel to the Company. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below. We assume no responsibility to advise you of any subsequent changes in existing laws or facts, nor do we assume any responsibility to update this opinion.

     We hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement. The issuance of such consent does not concede that we are an "expert" for purposes of the Securities Act or the Rules.

                              Very truly yours,

                              /s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

                              PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP